Exhibit No. 21.1

TELTRONICS, INC.

SUBSIDIARIES

TTG ACQUISITION CORP.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

(100%)

AT SUPPLY, INC.
4703 Shavano Oak Drive, Suite 104
San Antonio, Texas 78249

(100%)

INTERACTIVE SOLUTIONS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

(85%)

TELTRONICS/SRX, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

(100%)